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                                                                   Exhibit 99(c)

                          AREA BANCSHARES CORPORATION
                          NOTICE OF VOTING OPPORTUNITY
                     AT THE SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                 MARCH 18, 2002

To the participants in the Area Bancshares Corporation Profit Sharing/401(k) Plan (the "Plan"):

   A special meeting of the shareholders of AREA Bancshares Corporation ("AREA") will be held at AREA's main office located at 230 Frederica Street, Owensboro, Kentucky 42301, on March 18, 2002, beginning at 10:00 a.m. Central Time and at any adjournment or adjournments of the special meeting, with respect to the following matter and, in the discretion of the proxies, on such other matters that properly come before the special meeting:

       To vote on the Agreement and Plan of Reorganization, dated as of November 7, 2001, between AREA and BB&T Corporation ("BB&T"), and a related plan of merger providing for the merger of AREA into BB&T.

   Voting Directions. Because shares of AREA common stock are credited to your account under the Plan, you have the right to direct the Plan trustee how to vote the shares credited to your account at the special meeting of shareholders on the proposal and any other matters presented at the special meeting.

   How to Vote. The trustee of the Plan is the owner of record of the shares of AREA common stock held for your account in the Plan. As such, the trustee is the only one who can vote your shares, but the trustee will vote the shares credited to your account in accordance with your instructions. You may use the enclosed Letter of Instruction to convey to the trustee your voting instructions.

   Voting Shares Credited to You under the Plan. To vote shares of AREA common stock credited to your account under the Plan, please instruct the trustee by completing, executing and returning the attached Letter of Instruction to the address indicated below. A proxy statement describing the matters to be voted upon at the meeting has been delivered to you with this Notice. Pursuant to the terms of the Plan, you are entitled to direct the vote of shares credited to your account with respect to the proposal. You should review this proxy statement before completing your Letter of Instruction. An envelope to return your Letter of Instruction is enclosed. Please note that this request for voting instructions is separate from any proxy request you may receive with respect to any direct holdings you may have in AREA common stock outside of the Plan.

   If the Letter of Instruction is properly completed, signed and returned, the shares allocated to your account under the Plan will be voted by the trustee for the Plan in accordance with your direction. If your Letter of Instruction is signed and returned without a voting direction, the shares will be voted FOR the proposal. If your Letter of Instruction is not returned, is returned unsigned or you direct the trustee to abstain from voting, the shares will not be voted which will have the same effect as a vote against the proposal described above.

   Confidentiality of Vote. Your voting decision with respect to the AREA common stock credited to your account under the Plan will be kept confidential and will not be provided to AREA. Alexander & Company, PSC (the "Independent Third Party") is responsible for ensuring compliance with these confidentiality procedures. Your Letter of Instruction should be returned to the Independent Third Party at 2707 Breckenridge Street, Owensboro, Kentucky 42303, who will tabulate the votes and inform the trustee of the results.

   The Letter of Instruction must be delivered to the Independent Third Party who will provide the results to the trustee. Voting can only be done by the trustee, who is the record owner of all shares of AREA common stock held by the plan.

   The Independent Third Party must have ample time to deliver the voting instructions to the trustee and the trustee must have ample time to deliver votes on your behalf on or before the date of the special shareholder meeting. The special shareholder meeting will take place on March 18, 2002, at 10:00 a.m., Central Time. Your letter of instruction should be forwarded to the Independent Third Party no later than 5:00 p.m. Central Time on March 12, 2002.

                                        AREA TRUST COMPANY, in its capacity as
                                        trustee of the AREA Bancshares
                                        Corporation Profit Sharing/401(k) Plan

                                           By:  /s/ Ralph B. Barany
                                              ---------------------------------
                                               Ralph B. Barany
                                               President

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                          AREA BANCSHARES CORPORATION
           THIS LETTER OF INSTRUCTION IS SOLICITED BY THE TRUSTEE OF THE AREA BANCSHARES CORPORATION PROFIT SHARING/401(k) PLAN

  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated February 11, 2002, and does hereby direct the trustee to vote in person or by proxy all of the shares of AREA Bancshares Corporation ("AREA") common stock credited to the undersigned under the AREA Bancshares Corporation Profit Sharing/401(k) Plan (the "Plan") at the special meeting of shareholders of AREA to be held at 230 Frederica Street, Owensboro, Kentucky 42301 on March 18, 2002, at 10:00 a.m., Central Time, as follows:

    To vote on the Agreement and Plan of Reorganization, dated as of November 7, 2001, between AREA and BB&T Corporation ("BB&T"), and a related plan of merger providing for the merger of AREA into BB&T.

            [_] FOR        [_] AGAINST        [_] ABSTAIN

    In the discretion of the proxies, on such other matters as may properly come before the special meeting or any adjournments thereof.

Please complete, date, sign and return this letter of instruction to Alexander & Company, PSC at the following address no later than 5:00 p.m. Central Time on March 12, 2002:

                             2707 Breckenridge Street
                            Owensboro, Kentucky 42303
  If this Letter of Instruction is properly completed, signed and returned, the shares allocated to the undersigned's account under the Plan will be voted by the trustee for the Plan in accordance with the directions given by the undersigned. If this Letter of Instruction is signed and returned without a voting direction, the shares will be voted FOR the proposal. If this Letter of Instruction is not returned, is returned unsigned or if the direction is for the trustee to abstain from voting, the shares will not be voted which will have the same effect as a vote against the proposal described above.

                             Dated:        , 2002.

                             Signature:

                             PLEASE COMPLETE, DATE, SIGN AND RETURN THIS
                             LETTER OF INSTRUCTION PROMPTLY USING THE ENCLOSED ENVELOPE.